UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2022

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 16, 2022, Affiliated Managers Group, Inc. (the “Company” or “AMG”) issued a press release announcing the transaction described below, which is furnished as Exhibit 99.1 hereto and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement of the Company.

Item 8.01.	Other Events

On March 15, 2022, AMG entered into a Securities Purchase and Merger Agreement with EQT AB (“EQT”), a public company listed on Nasdaq Stockholm (EQT.ST), and certain other parties, in connection with the announced acquisition of Baring Private Equity Asia (“BPEA”), an AMG Affiliate, by EQT, pursuant to which AMG and each of the other owners of BPEA will sell its equity interest in BPEA to EQT. Pursuant to the terms of the agreement, AMG will receive total consideration of $1.1 billion, based on the EQT closing share price on March 15, 2022, including $240 million in cash and 28.68 million EQT ordinary shares; AMG will retain future carry in certain existing funds.

The transaction is expected to close in the fourth quarter of 2022, subject to customary closing conditions. Following the closing, AMG expects to use approximately 40% of its gross proceeds to pay taxes and repay debt, and to deploy the remaining 60% across a combination of growth investments and share repurchases over time.

In connection with the transaction, AMG has agreed not to transfer 25% of the EQT ordinary shares received in the transaction for a six-month lock-up period following the closing.

Forward-Looking Statements

Certain matters discussed in this Form 8-K and the accompanying press release may constitute forward-looking statements within the meaning of the federal securities laws. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Forward looking statements may include statements regarding the timing of the closing of the announced transaction with EQT, which is subject to a number of closing conditions, contingencies, and approvals; the impact of the transaction on our business; the value of the consideration we expect to receive, which may be impacted by changes in the trading price of EQT ordinary shares on Nasdaq Stockholm (which could fluctuate significantly); our expected deployment of such proceeds; and related statements. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, risks and uncertainties, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC.

The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Form 8-K and the press release filed herewith and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on March 16, 2022.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 16, 2022	By:	/s/ David M. Billings
	Name:	David M. Billings
	Title:	General Counsel and Secretary

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